Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Johnson Outdoors Inc. of our report dated December 9, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Johnson Outdoors Inc., appearing in the Annual Report on Form 10-K of Johnson Outdoors Inc. for the year ended September 30, 2022.

/s/ RSM US LLP

Milwaukee, Wisconsin
May 8, 2023